Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127124 Post-Effective Amendment No. 1 to Registration Statement on Form S-4) of Bank of America Corporation pertaining to the 401(k) Plus Savings Plan of MBNA Corporation of our report dated June 24, 2005, with respect to the financial statements of the MBNA Corporation 401(k) Plus Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 23, 2006